EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2024, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of GrowGeneration Corp. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said reports into the Registration Statements of GrowGeneration Corp. on Forms S-8 (File Nos. 333-219212 and 333-226646).

/s/ Grant Thornton, LLP
Denver, CO
March 13, 2024